Exhibit 99.1

LEASING FUND
ELEVEN, LLC

PORTFOLIO OVERVIEW

2nd QUARTER

2006

ICON Leasing Fund Eleven, LLC

- 2nd Quarter 2006 Portfolio Overview -

Dear Member of ICON Leasing Fund Eleven, LLC:

ICON Leasing Fund Eleven, LLC (“Fund Eleven”) raised $199,345,256 from its initial offering on April 21, 2005 through June 30, 2006. As of June 30, 2006, Fund Eleven had 210,503 member shares outstanding.

During the second quarter of 2006, Fund Eleven continued to operate in its Operating Period, during which time Fund Eleven will acquire equipment subject to lease. Fund Eleven’s portfolio will be comprised of two lease categories: growth leases, where the rental cash flows have been assigned or pledged to a lender; and income leases, where Fund Eleven retains the rental cash flows. While income leases produce monthly cash flows, growth leases permit Fund Eleven to retain an interest in the future value of the equipment on a leveraged equity basis. Fund Eleven’s manager, ICON Capital Corp. (the “Manager”), expects that the future value of the equipment in growth leases will be greater than Fund Eleven’s initial cash investment.

Cash generated from these investments will facilitate Fund Eleven’s distributions to its members and over time is expected to lead to acquisition of additional equipment, also referred to as “reinvestment.” Availability of cash to be used for reinvestment depends on the requirements for expenses, reserves, and distributions to members.

Fund Eleven’s Operating Period is anticipated to continue for a period of five years from the closing of the offering - unless extended. Following its Operating Period, Fund Eleven will enter its “Liquidation Period,” during which time equipment will be sold in the ordinary course of business.

News covering the reporting period

•  Global Crossing Telecommunications, Inc. (“Global Crossing”), an internet protocol based telecommunications provider, announced that it is one of multiple awardees of a contract by the U.S. General Services Administration (“GSA”) to provide services in the Southeast Sunbelt region. Under the contract, Global Crossing will provide a variety of telecommunications services to federal agencies based in the region. Global Crossing's portion of the contract, valued at $16.43 million, was awarded by GSA's Federal Technology Service in Atlanta. (Source: Global Crossing press release, dated June 12, 2006)

•  ZIM Integrated Shipping Services Ltd. (“ZIM”) announced that its Board of Directors approved the purchase of eight container ships from the Hyundai Shipyards in Korea: four 8,200 TEU's (twenty-foot equivalent units); and four 10,000 TEU's. ZIM will take delivery of the ships during the second half of 2009. The deal is worth $1 billion. ZIM announced that the deal would be financed by the company’s existing capital, following the bond issue of last year. It will also consider the option of selling the ships and leasing them back. (Source: ZIM press release, dated June 8, 2006)

Neither Fund Eleven nor the Manager accepts any responsibility for, or assumes any liability for, any duty to update or reliance upon the contents, accuracy, completeness, usefulness or timeliness of any of the information contained under the heading “News covering the reporting period.”

Investments and commitments during the reporting period

•  On June 16, 2006, Fund Eleven, through four wholly-owned subsidiaries, purchased from subsidiaries of Oceanbulk Maritime, S.A. four 45,720 - 47,094 DWT product tankers - M/T Spotless, M/T Doubtless, M/T Faithful and M/T Vanguard. The tankers are currently subject to bareboat charters with TOP Tankers, Inc. that expire in February 2011. Fund Eleven acquired the tankers for approximately $112.7 million (exclusive of professional and management fees) which is comprised of (i) assumption of a first priority non-recourse mortgage of approximately $80 million, (ii) assumption of a second priority non-recourse mortgage of approximately $10 million, and (iii) approximately $22.7 million in cash.

•  On June 21, 2006, Fund Eleven, through two wholly-owned subsidiaries, acquired four 3,300 TEU container vessels - M/V ZIM Japan, M/V ZIM America, M/V ZIM Israel and M/V ZIM Hong Kong from Old Course Investments LLC. The vessels are currently subject to bareboat charters with ZIM that expire in October 2010 and November 2011. The purchase price for the vessels was approximately $141.2 million (exclusive of professional and management fees) which consisted of (i) approximately $35.9 million in cash, (ii) the assumption of approximately $93.3 million of non-recourse indebtedness secured by a first priority mortgage and (iii) approximately $12 million of non-recourse indebtedness secured by a second priority mortgage.

Portfolio Overview

Fund Eleven has invested both directly and indirectly through joint ventures with its affiliates. Presently, Fund Eleven’s portfolio consists primarily of the following:

Income Leases

•  An equipment leasing portfolio consisting of approximately 1,100 equipment schedules originated by Clearlink Capital Corporation (“Clearlink”), financial services provider based in Mississauga, Ontario, Canada, comprised mainly of information technology and technology-related equipment, including personal computers and client/server equipment that perform business-related functions such as database inquiries (the “Clearlink Portfolio”). Fund Eleven acquired the Clearlink Portfolio for approximately $144,591,000 (approximately CDN$166,000,000), which was comprised of a cash payment of approximately $49,361,000 and the assumption of non-recourse debt and other assets and liabilities related to the Clearlink Portfolio of approximately $95,230,000. During the three months ended June 30, 2006, Fund Eleven purchased approximately $9,400,000 of new equipment in connection with the Clearlink Portfolio.

•  State-of-the-art telecommunications equipment that Fund Eleven, along with two affiliates, acquired from various vendors. Effective April 1, 2006, the equipment will be subject to a forty-eight month lease with Global Crossing, an IP based telecommunications provider that delivers voice, video and data services to its customers. Fund Eleven acquired its 61.4% ownership interest in the entity that will own the equipment for approximately $15,428,670 in cash.

•  Industrial gas meters and data gathering equipment which will be subject to a lease with EAM Assets Ltd. through 2013. EAM Assets Ltd. is a meter asset manager that is responsible for maintaining industrial gas meters in the United Kingdom (UK). Fund Eleven and an affiliate, through a joint venture, each purchased its 50% ownership interest in the entity that will own the equipment for approximately $5,618,000 in cash. At June 30, 2006, the cash contributions were held in an escrow account pending the equipment purchase.

•  Digital audio/visual entertainment systems leased to AeroTV Ltd. with lease terms expiring in 2008. AeroTV Ltd. is a UK provider of on board digital audio/visual systems for airlines, rail and coach operators. In December 2005, Fund Eleven acquired a 50% interest in this equipment, through a joint venture with an affiliate. The cash purchase price for Fund Eleven’s 50% ownership interest was approximately $2,776,000. Through June 2006, the joint venture had funded approximately $986,000 for the purchase of the equipment.

Growth Leases

•  Four 45,720 - 47,094 DWT product carrying vessels, the M/T Doubtless, the M/T Faithful, the M/T Spotless, and the M/T Vanguard, which are subject to bareboat charters with subsidiaries of TOP Tankers, Inc. that expire in February 2011.

•   Four 3,300 TEU container vessels, the M/V ZIM America, the M/V ZIM Hong Kong, the M/V ZIM Israel, and the M/V ZIM Japan, which are subject to bareboat charters with ZIM that expire in October 2010 and November 2011.

10% Status Report

As of June 30, 2006, no individual asset constituted at least 10% of the aggregate purchase price of Fund Eleven’s equipment portfolio. The vessels chartered to ZIM individually constitute the largest individual assets in the portfolio but each vessel constitutes less than 9% of the aggregate purchase price of Fund Eleven’s portfolio. With the exception of the Clearlink Portfolio, which leases continue to expire each month, Fund Eleven anticipates that the other equipment in its portfolio will remain on lease during the next year.

Distribution analysis

During the reporting period, Fund Eleven continued to make monthly distributions at a rate of 9.1% per annum. Cash available for distributions was generated substantially through cash from operations. From the inception of the offering period, Fund Eleven has made fifteen monthly distributions to its members. During the first six months of 2006, Fund Eleven paid its members $6,251,776 in cash distributions. As of June 30, 2006, a $10,000 investment made at the initial closing, would have received $1,054 in cumulative distributions representing a return of approximately 10% of such initial investment.

Fund Summary

Start of Offering Period	April 21, 2005
Offering Period End Date	April 21, 2007
Size of offering	$375,000,000
No. of Members as of August 1, 2006	5,346

Outlook and Overview

Excluding leases in the Clearlink Portfolio, AeroTV Ltd. is the first lease that is scheduled to expire, which will expire in 2008.

As of June 30, 2006, Fund Eleven had $34,267,482 in cash and cash equivalents on hand. The Manager anticipates that Fund Eleven will make several acquisitions in the near future. Substantially all of Fund Eleven’s cash flows are derived from income leases. On a monthly basis, Fund Eleven deducts from such cash flows its recurring operating expenses and assesses cash flows required for known re-leasing costs and equipment management costs. The remaining cash flows are then available for monthly distribution to members.

ICON Leasing Fund Eleven, LLC
(A Delaware Limited Liability Company)
Condensed Consolidated Balance Sheets

ASSETS

	(Unaudited)
	June 30,	December 31,
	2006	2005
Cash and cash equivalents	$34,267,482	$71,449,920

Investments in finance leases:
Minimum rents receivable	71,615,615	-
Estimated unguaranteed residual values	3,803,526	-
Initial direct costs, net	1,246,271	-
Unearned income	(8,033,818)	-

Net investments in finance leases	68,631,594	-

Investments in operating leases:
Equipment, at cost	366,435,600	-
Accumulated depeciation	(14,953,472)	-

Net investments in operating leases	351,482,128	-

Investments in joint ventures	9,730,741	16,084,960
Equipment held for sale or lease	2,787,267	-
Rents receivable, net of allowance for doubtful accounts	3,247,837	-
Restricted cash	705,128	909,185
Other assets, net	5,360,744	3,257,636

Total assets	$476,212,921	$91,701,701

ICON Leasing Fund Eleven, LLC
(A Delaware Limited Liability Company)
Condensed Consolidated Balance Sheets

LIABILITIES AND MEMBERS' EQUITY

	(Unaudited)
	June 30,	December 31,
	2006	2005
Notes payable - non-recourse	$271,405,058	$-
Accounts payable and other liabilities	3,431,181	844,058
Deferred rental income	4,548,530	-
Leasing payables	13,566,935	-
Due to Manager and affiliates, net	5,719,332	602,377
Minority interest	9,195,029	-

Total liabilities	307,866,065	1,446,435

Commitments and contingencies

Members' equity:
Manager (one share outstanding, $1,000 per share original
issue price)	(83,672)	(28,876)
Additional Members (199,346 and 107,099 shares outstanding,
$1,000 per share original issue price)	166,544,237	90,318,028
Accumulated other comprehensive income (loss)	1,886,291	(33,886)

Total members' equity	168,346,856	90,255,266

Total liabilities and members' equity	$476,212,921	$91,701,701

ICON Leasing Fund Eleven, LLC
(A Delaware Limited Liability Company)
Condensed Consolidated Statements of Operations
(Unaudited)

		For the Period		For the Period
		from May 6, 2005		from May 6, 2005
	Three	(Commencement of		(Commencement of
	Months	Operations)	Six Months	Operations)
	Ended June 30,	to June 30,	Ended June 30,	to June 30,
	2006	2005	2006	2005
Revenue:
Rental income	$14,484,472	$-	$18,304,268	$-
Finance income	990,869	-	1,388,002	-
Income from investments in joint ventures	118,115	-	381,225	-
Net gain on sales of new equipment
(net of cost of sales of $5,089,442)	280,617	-	280,617	-
Net gain on sales of leased equipment	317,550	-	421,522	-
Interest and other income	416,573	2,296	1,170,580	2,296

Total revenue	16,608,196	2,296	21,946,214	2,296

Expenses:
Depreciation and amortization	12,025,343	-	15,117,575	-
Interest	1,437,151	-	1,781,682	-
Bad debt expense	-	-	70,015	-
Management Fees - Manager	912,901	-	1,085,414	-
Administrative expense reimbursements -
Manager and affiliate	1,613,312	122,204	2,523,865	122,204
General and administrative	133,314	160	265,160	160
Minority interest	265,028	-	265,028	-

Total expenses	16,387,049	122,364	21,108,739	122,364

Net income (loss)	$221,147	$(120,068)	$837,475	$(120,068)

Net income (loss) allocable to:
Additional Members	$218,936	$(118,867)	$829,100	$(118,867)
Manager	2,211	(1,201)	8,375	(1,201)

	$221,147	$(120,068)	$837,475	$(120,068)

Weighted average number of additional
member shares outstanding	175,266	11,156	152,170	11,156

Net income (loss) per weighted average
additional member share outstanding	$1.25	$(10.65)	$5.45	$(10.65)

ICON Leasing Fund Eleven, LLC
(A Delaware Limited Liability Company)
Condensed Consolidated Statement of Changes in Members' Equity
Six Months Ended June 30, 2006
(Unaudited)

				Accumulated
				Other
	Additional	Additional	Managing	Comprehensive
	Member Shares	Members	Member	(Loss) Income	Total
Balance, January 1, 2006	107,099	$90,318,028	$(28,876)	$(33,886)	$90,255,266

Proceeds from issuance of additional
members shares	92,247	92,246,983	-	-	92,246,983
Sales and offering expenses	-	(10,598,098)	-	-	(10,598,098)
Cash distributions to members	-	(6,251,776)	(63,171)	-	(6,314,947)
Change in valuation of interest rate
swap contracts	-	-	-	(27,864)	(27,864)
Change in valuation of warrants
held by joint venture	-	-	-	640,037	640,037
Foreign exchange translation adjustments
of joint ventures	-	-	-	1,308,004	1,308,004
Net income	-	829,100	8,375	-	837,475

Balance, June 30, 2006	199,346	$166,544,237	$(83,672)	$1,886,291	$168,346,856

ICON Leasing Fund Eleven, LLC
(A Delaware Limited Liability Company)
Condensed Consolidated Statements of Cash Flows
(Unaudited)

		For the Period
		from May 6, 2005
		(Commencement of
	Six Months	Operations)
	Ended June 30,	to June 30,
	2006	2005
Cash flows from operating activities:
Net income (loss)	$837,475	$(120,068)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Rental income paid directly to lenders by lessees	(1,368,644)	-
Finance income paid directly to lenders by lessees	(77,765)	-
Income from investment in joint ventures	(381,225)	-
Net gain on sales of equipment	(702,139)	-
Depreciation and amortization	15,117,575	-
Interest expense paid directly to lenders by lessees	151,222	-
Bad debt expense	70,015	-
Minority interest	265,028
Changes in operating assets and liabilities:
Collection of principal - non-financed receivables	5,454,298	-
Rents receivable	2,101,978	-
Other assets, net	(2,913,679)	-
Payables, deferred rental income and other liabilities	5,441,229	-
Due to Manager and affiliates, net	(94,272)	122,204

Net cash provided by operating activities	23,901,096	2,136

Cash flows from investing activities:
Investments in leased assets, net of cash received	(139,811,053)	-
Proceeds from sales of equipment	6,963,868	-
Restricted cash deposits	204,057	-
Cash acquired in investment in joint venture	1,602	-
Investments in joint ventures	(4,599,984)	-
Distributions received from joint ventures	135,080	-

Net cash used in investing activities	(137,106,430)	-

Cash flows from financing activities:
Proceeds from notes payable - non-recourse	12,846,688	-
Repayments of notes payable - non-recourse	(12,154,514)	-
Issuance of additional member shares, net of sales and offering expenses paid	81,648,885	23,353,046
Due to Manager and affiliates, net	(19,387)	323,262
Cash distributions to members	(6,314,947)	(43,040)
Distributions to minority interest holders	(812,683)	-

Net cash provided by financing activities	75,194,042	23,633,268

Effects of exchange rates on cash and cash equivalents	828,854	-

Net (decrease) increase in cash and cash equivalents	(37,182,438)	23,635,404
Cash and cash equivalents, beginning of the period	71,449,920	2,000

Cash and cash equivalents, end of the period	$34,267,482	$23,637,404

ICON Leasing Fund Eleven, LLC
(A Delaware Limited Liability Company)
Condensed Consolidated Statements of Cash Flows
(Unaudited)

		For the Period
		from May 6, 2005
		(Commencement of
	Six Months	Operations)
	Ended June 30,	to June 30,
	2006	2005

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$1,252,060	$-

Supplemental disclosure of non-cash investing and financing activities:
Non-cash portion of equipment purchased with non-recourse debt	$272,008,071	$-

Principal and interest on non-recourse notes payable
paid directly to lenders by lessees	$1,905,709	$-

Transfer from other assets to investments in leased assets	$2,828,287	$-

Transactions with Related Parties

Fund Eleven has entered into certain agreements with the Manager and ICON Securities Corp., a wholly-owned subsidiary of the Manager, whereby Fund Eleven pays certain fees and reimbursements to those parties. The Manager is entitled to receive 3.5% on capital raised up to $50,000,000, 2.5% of capital raised between $50,000,001 to $100,000,000 and 1.5% of capital raised over $100,000,000. ICON Securities Corp. is entitled to a 2% underwriting fee from the gross proceeds from capital raised.

In accordance with the terms of these agreements, Fund Eleven pays or paid the Manager (i) management fees ranging from 1% to 7% based on a percentage of the rentals recognized either directly by Fund Eleven or through its joint ventures and (ii) acquisition fees, through the end of the operating period, of 3% of the gross value of Fund Eleven’s acquisition transactions. In addition, the Manager is reimbursed for administrative expenses incurred in connection with Fund Eleven’s operations. The Manager has assigned its rights and obligations to provide Fund Eleven with administrative services and collect reimbursement for those services relating to the Clearlink Portfolio to a Canadian affiliate, ICON Funding ULC, pursuant to a management agreement between the Manager and ICON Funding ULC.

Administrative expense reimbursements are costs incurred by the Manager or its affiliates and are necessary to Fund Eleven’s operations.  These costs include the Manager’s and affiliates legal, accounting, investor relations and operations personnel, as well as, professional fees and other costs that are charged to Fund Eleven based upon the percentage of time such personnel dedicate to the Fund Eleven.  Excluded are salary and related costs, travel expenses and other administrative costs incurred by individuals with a controlling interest in the Manager.

Fees and other expenses paid or accrued by Fund Eleven to the Manager or its affiliates for the three and six month periods ended June 30, 2006 and 2005, were as follows:

				For the Period		For the Period
				from May 6, 2005		from May 6, 2005
				(Commencement of		(Commencement of
			Three Months	Operations)	Six Months	Operations)
			Ended June 30,	to June 30,	Ended June 30,	to June 30,
Entity	Capacity	Description	2006	2005	2006	2005
ICON Capital Corp.	Manager	Organization and
		offering expenses (1)	$695,199	$944,921	$1,383,705	$944,921
ICON Securities Corp.	Managing broker-dealer	Underwriting fees (1)	$926,933	$539,955	$1,844,940	$539,955
ICON Capital Corp.	Manager	Acquisition fees (2)	$11,307,096	$-	$12,620,524	$-
ICON Capital Corp.	Manager	Management fees (3)	$912,901	$-	$1,085,414	$-
ICON Capital Corp. and affiliate	Manager	Administrative fees (3)	$1,613,312	$122,204	$2,523,865	$122,204

(1) Amount charged directly to members' equity.
(2) Amount capitalized and amortized to operations.
(3) Amount charged directly to operations.

Conclusion

Your participation in Fund Eleven is greatly appreciated and we look forward to sharing future successes.

Sincerely,

ICON Capital Corp., Manager

Beaufort J.B. Clarke	Thomas W. Martin
Chairman and Chief Executive Officer	Chief Operating Officer

ICON is committed to protecting the privacy of its investors in compliance with all applicable laws. Please be advised that, unless required by a regulatory authority such as the NASD or ordered by a court of competent jurisdiction, ICON will not share any of your personally identifiable information with any third party.

Forward-Looking Information - Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, or the PSLRA. These statements are being made pursuant to PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements. Forward-looking statements are those that do not relate solely to historical fact. They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expects,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of similar meaning. These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside of our control that may cause actual results to differ materially from those projected.

Additional Required Disclosure

To fulfill our promises to you we are required to make the following disclosures when applicable:

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you. It is typically filed either 45 or 90 days after the end of a quarter or year, respectively. Usually this means a filing will occur on or around March 30, May 15, August 15, and November 15 of each year. It contains financial statements and detailed sources and uses of cash plus explanatory notes. You are always entitled to these reports. Please access them by:

• Visiting www.iconsecurities.com
or
• Visiting www.sec.gov
or
• Writing us at: PO Box 192706, San Francisco, CA 94119-2706

We do not distribute these reports to you directly in order to keep Fund Eleven’s costs down as mailing this report to all investors is expensive. Nevertheless, the reports are immediately available on your request.